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                                 EXHIBIT e. (vi)

    Assignment of Principal Underwriting Agreement from Hartford Securities Distribution Company, Inc. to Hartford Investment Financial Services Company
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                 ASSIGNMENT OF PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the authorization provided by the Board of Directors of The Hartford Mutual Funds, Inc. (the "Company") at a meeting duly called and held in person on July 15, 1998, the Principal Underwriting Agreement dated July 22, 1996, as amended, (the "Agreement") between the Company and Hartford Securities Distribution Company, Inc. is hereby assigned to Hartford Investment Financial Services Company. All terms and conditions of the Agreement remain in full force and effect including any rights and obligations resulting from distribution plans adopted under Rule 12b-1 of the Investment Company Act of 1940. This Assignment is effective November 1, 1998.

                                  The Hartford Mutual Funds, Inc.
                                        on behalf of:
                                  The Hartford Small Company Fund
                                  The Hartford Capital Appreciation Fund
                                  The Hartford MidCap Fund
                                  The Hartford International Opportunities Fund The Hartford Global Leaders Fund
                                  The Hartford Stock Fund
                                  The Hartford Growth and Income Fund
                                  The Hartford Dividend and Growth Fund
                                  The Hartford Advisers Fund
                                  The Hartford High Yield Fund
                                  The Hartford Bond Income Strategy Fund
                                  The Hartford Money Market Fund

                                  By:   /s/ Joseph H. Gareau
                                     -------------------------------------------
                                        Joseph H. Gareau
                                        President


                                  Hartford Securities Distribution Company

                                  By:   /s/ Peter W. Cummins
                                     -------------------------------------------
                                        Peter W. Cummins
                                        Senior Vice President


                                  Hartford Investment Financial Services Company

                                  By:   /s/ Peter W. Cummins
                                     -------------------------------------------
                                        Peter W. Cummins
                                        Vice President, Sales and Distribution